Media Advertising Agreement

This Agreement (the "Agreement") is made this September 9, 2024 (the "Execution Date"), by and between [...] hereinafter sometimes referred to as **Consultant** and **Trio Petroleum Corp.,** located at 5401 Business Park, Suite 115, Bakersfield, CA 93309, United States, hereinafter sometimes referred to as the **Company**.

WHEREAS, **Consultant** is a media company that specializes in assisting companies in identifying the proper media outlets that allow companies to disseminate information about their business plan. **The Consultant.** does not and will not promote said **Company**. The **Consultant** is strictly a media agent for advertising.

WHEREAS, the **Company**, its subsidiaries, affiliates, directors, representatives, and clients, collectively referred to as the **Company**, desires to have the **Consultant** identify and arrange meeting(s) with advertising sources for the **Company.**

WHEREAS, the **Company** desires to retain the **Consultant** for the purposes of consulting with the **Company** for potential sources of media in addition to making strategic advertising introductions.

WHEREAS, the **Consultant** is willing to accept the **Company** as a client.

NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed:

1. **ENGAGEMENT**: Consulting services (the "Services") consist of the following: **Consultant** will introduce the **Company** to potential sources of media, marketing agreement(s), and/or other strategic alliances that may benefit the **Company** in the performance of implementing its business plan(s), including but not limited to radio and television media spots; various media publications; and internet podcasts.

   The **Consultant**. hereby acknowledges and agrees to adhere strictly to all regulations set forth by the Securities and Exchange Commission (SEC) and the Financial Industry Regulatory Authority (FINRA) in the provision of services to the **Company.** The **Consultant**. shall conduct its operations in full compliance with the applicable laws, rules, and guidelines established by these regulatory bodies. The **Company**, in turn, shall not be held liable for any discrepancies arising from regulatory compliance issues, provided that The **Consultant**. has made diligent efforts to comply with SEC and FINRA regulations. This agreement underscores the commitment of both parties to operate within the bounds of financial regulations, fostering a relationship built on transparency and legal adherence.

   The **Consultant**. acknowledges they have not been paid to purchase company common stock nor will they pay a third party to do so. They agree only to disseminate publicly available information on the **Company**. They acknowledge they are not the subject of any regulatory investigation. They agree to ensure that any paid media has the correct compensation disclosures.

2. **TIME OF PERFORMANCE**: The Services to be performed under this Agreement shall commence upon execution of this Agreement and shall continue until completion, which is generally expected to be sixty (60) days. This Agreement will automatically renew every sixty (60) days unless the **Company** provides written notice to the **Consultant** prior to the end of the then-current sixty (60) day term. Should the **Company** decide to extend this Agreement, all terms and conditions indicated below will apply to the new sixty (60) day term.

3 **COMPENSATION TO BE PAID BY THE COMPANY**: The **Company** agrees to pay a fee to the **Consultant** for the Services described herein and pay for work performed on behalf of the **Company** in the form of cash and/or common stock as agreed by the parties. Said fees are payable as follows:

1. $50,000 USD due in cash upon execution of this agreement.
2. $50,000 USD due in cash thirty (30) days after execution of this agreement.

A. 250,000 shares of common stock, restricted under Rule 144 due upon execution of this agreement.

The Consultant acknowledges that none of the 250,000 shares of common stock have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state of the United States or any other jurisdiction and that they will constitute "restricted securities" as defined in Rule 144 promulgated under the Securities Act. Such shares of common stock are being issued to the Consultant for its own account for investment and not for the interest of any any other person and the Consultant will not acquire such shares of common stock for resale to others or with a view to or for sale in connection with any distribution thereof.

All stock certificates should be issued under the name:

All cash payments shall be made by wire transfer as follows:

4 **LIMITATION OF LIABILITY**: If the **Consultant** fails to perform its duties under the Agreement, its entire liability to the **Company** shall not exceed the amount of compensation the **Consultant** has received from the **Company**. The **Company's** entire liability under this contract shall not exceed the payment in cash.

5 **CONFIDENTIALITY/NON-DISCLOSURE/NON-CIRCUMVENTION**:

i. Until such time as the same may become publicly known, the **Consultant** agrees that any information of a confidential nature will not be revealed or disclosed

to any person or entity, except in the performance of this Agreement, and upon written request of the **Company** all materials provided by the **Company** will be returned to the **Company**.

ii. **NOTICES**: All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address as to which notice pursuant to this section may be given, and shall be given by personal delivery, by certified mail, express mail, or national overnight courier services. Notices will be deemed given upon the earlier of the actual receipt or three (3) business days after being mailed or delivered to such courier service.

Notices shall be addressed to the **Consultant** at:
[...]
New York, NY 10005
United States

Notices shall be addressed to the **Company** at:
Trio Petroleum Corp.
5401 Business Park
Suite 115
Bakersfield, CA 93309
United States

Any notices to be given hereunder will be effective if executed by and sent by the attorneys for the parties giving such notice, and in connection therewith, the parties and their respective counsel agree that in giving such notice such counsel may communicate directly in writing with such parties to the extent necessary to giving such notice.

6 **SEPARABILITY**: If one or more of the provisions of this Agreement shall be held invalid, illegal, or unenforceable in any respect, such provision, to the extent invalid, illegal, or unenforceable, and provided that such provision is not essential to the transaction provided for by this Agreement, shall not affect other provisions hereof, and the Agreement shall be construed as if such provision had been contained herein.

7 **MISCELLANEOUS**:
iii. Governing Law: This Agreement shall be governed by the laws of the State of New York, New York County, and of the United States District Court for the Southern District of New York for any lawsuits, actions, or other proceedings arising out of or relating to this Agreement and agree not to commence any such lawsuit, action or other proceedings except in such courts. The **Company** and the **Consultant** further agree that service of any process, summons, notice, or document

by mail, return receipt requested, to the address of such party set forth above shall be effective service of process for any lawsuit, action, or other proceeding brought against such party in any such court. The **Company** and the **Consultant** hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action, or other proceeding arising out of or relating to this Agreement in the courts of the State of New York, New York County, and of the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.;

iv. Currency: In all instances, references to dollars shall be deemed to be United States dollars;

v. Amendment. This Agreement may only be amended or modified in writing signed by both of the parties and referring to this Agreement.

8 **ENTIRE AGREEMENT**. This Agreement constitutes the entire agreement and final understanding of the parties with respect to the subject matter of this Agreement and supersedes and terminates all prior and/or contemporaneous understandings and/or discussions between the parties, whether written or verbal, express or implied, relating in any way to the subject matter of this Agreement. Executed as a sealed instrument as of the day and year first above written.

[...]

By: ______________________________
Mr. [...], Managing Partner.

Trio Petroleum Corp.

By: ______________________________
Mr. Robin Ross, Chairman & CEO.